Exhibit 10.11

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is entered into on October 8, 2014, between Capital Art, Inc., a Delaware Corporation (the “Buyer”), and Movie Star News LLC, a Nevada Limited Liability Company (the “Seller”), which is owned by Iconz Art, LLC and David Elkouby (the “Owner”).

The Seller has agreed to sell and the Buyer has agreed to purchase the Purchased Assets as defined below.

The Owner owns 100% of the outstanding equity of the Seller and has agreed to join in this agreement for the purpose of making certain representations and agreements.

Therefore, the parties agree as follows:

1. Sale of the Purchased Assets. Subject to the provisions set forth in this agreement, as of midnight at the beginning of the date of this agreement (the “Effective Time”), the Seller hereby sells, conveys, assigns, and transfers to the Buyer the assets set forth on Schedule 1 (the “Purchased Assets”) free and clear of any and all liens and encumbrances, and the Buyer hereby accepts the sale, conveyance, assignment, and transfer of the Purchased Assets.

2. No Other Assumption of Liabilities. The Buyer does not assume any obligation or liability of the Seller or the Owner, and the Seller or the Owner or both, as applicable, will continue to be liable for any and all liabilities of the Seller or the Owner or both. The Buyer does not assume any liability under the Assumed Contracts arising before the Effective Time. The Seller will not be responsible for any liability that arises from the Buyer’s operation of the Business after the Effective Time.

3. Purchase Price. The purchase price is 256,400,226 shares of restricted common stock of the Buyer for a value of $600,000 (the “Purchase Price”). The Buyer shall pay the Purchase Price by issuing the shares within three (3) days of execution of this agreement.

4. Representations and Warranties of Seller and Owner. The Seller and the Owner, jointly and severally, represent and warrant to the Buyer that all of the representations and warranties set forth on Schedule 2 are true and correct in all respects as of the date of this agreement.

5. Representations and Warranties of Buyer. The Buyer represents and warrants to the Seller and Owner that all of the representations and warranties set forth on Schedule 3 are true and correct in all respects as of the date of this agreement.

6. Survival. Except as otherwise provided in this agreement, the representations and promises of the parties contained in this agreement will survive (and not be affected in any respect by) the Effective Time for the applicable statute of limitations as well as any investigation conducted by any party and any information which any party may receive.

7. Further Actions. At any time and from time to time after the date of this agreement: (1) the Seller shall execute and deliver or cause to be executed and delivered to the Buyer such other instruments and take such other action, all as the Buyer may reasonably request, in order to carry out the intent and purpose of this agreement; and (2) the Buyer shall execute and deliver or cause to be executed and delivered to the Seller such other instruments and take such other action, all as the Seller may reasonably request, in order to carry out the intent and purpose of this agreement.

8. Governing Law; Venue. This agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws principles) of the State of Nevada. Any suit, action, or other proceeding brought against any of the parties to this agreement or any dispute arising out of this agreement or the transactions contemplated hereby must be brought either in the courts sitting in Clark County, Nevada and by its execution and delivery of this agreement, each party accepts the jurisdiction of such courts and waives any objections based on personal jurisdiction or venue.

9. Assignment. No party may assign either this agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party, except that the Buyer may assign any or all of its rights under this agreement, in whole or in part, without obtaining the consent or approval of any other party, (1) to any current or future affiliate of the Buyer, (2) to any entity into which the Buyer may be merged or consolidated, (3) in connection with any acquisition, restructuring, merger, conversion, or consolidation to which the Buyer may be a party, or (4) to a lender to the Buyer or its affiliates as collateral security for current or future obligations owed by the Buyer or its affiliates to the lender.

10. Notices. All notices and other communications under this agreement must be in writing and given by first class mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or personal delivery against receipt to the party to whom it is given, in each case, at the party’s address set forth in this section 9 or such other address as the party may hereafter specify by notice to the other parties given in accordance with this section. Any such notice or other communication will be deemed to have been given as of the date the applicable delivery receipt for such communication is executed as received or in the case of mail, three days after it is mailed.

If to the Seller or: _____

the Owner _____

_____

Attention: _____

If to the Buyer

Capital Art, Inc.

25 Quarterdeck

Marina del Rey, CA 92127

11. Miscellaneous. This agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this agreement are merged in and are superseded and canceled by, this agreement. This agreement may not be modified or amended except by a writing signed by the parties. This agreement is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. This agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. The captions in this agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any date provided for in this agreement falls on a day which is not a business day, the date provided for will be deemed to refer to the next business day. Any provision in this agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Exhibits and Schedules to this agreement are a material part of this agreement and are incorporated by reference herein.

[Signature page follows.]

Each of the undersigned has caused this bill of sale and assignment and assumption agreement to be duly executed and delivered as of the date first written above.

BUYER:

/s/ Sean Goodchild

By: Sean Goodchild

Chief Executive Officer

SELLER:

/s/ Stuart Scheinman

By:      Movie Star News, LLC

Title:   Managing Partner

OWNER:

/s/ Stuart Scheinman

By:     Iconz, LLC

Title:   Managing Partner

Schedule 1

Purchased Assets

“Purchased Assets” means The Movie Star News Archive consisting of approximately 100,000 negatives, certain other negatives including the Bettie Page collection and approximately 1 million 8" by 10" Black & White Photographs.

Schedule 2

Representations and Warranties of Seller and Owner

1. Consents. The Seller is not required to obtain the consent of any party to a contract or any governmental entity in connection with the execution, delivery, or performance by it of this agreement or the consummation of the transactions contemplated in this agreement.

2. Compliance with Laws. With respect to the Purchased Assets of the Seller before the Effective Time, the Seller and its employees and officers are, and at all times have been, in compliance in all material respects with each law applicable to the Seller related to the Purchased Assets.

3. Litigation. There are no claims or suits pending or, to the Seller’s knowledge, threatened by or against the Seller (1) relating to or affecting the Purchased Assets or (2) by or against any employee of the Seller relating to or affecting the Purchased Assets. There are no judgments, decrees, orders, writs, injunctions, rulings, decisions, or awards of any court or governmental body to which the Seller is a party or is subject with respect to any of the Purchased Assets is subject.

4. Title; Condition of Purchased Assets. The Seller has good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances. Pursuant to this agreement, the Seller conveys to the Buyer good and marketable title to all of the Purchased Assets, free and clear of all liens and encumbrances. The Inventory is salable in the ordinary course of business and consists of items that are current, standard, and first-quality.

5. Product Warranties. The Seller provides no express or implied warranty, indemnification, or guarantee to any of its customers at any time. Each product sold relating to the Purchased Assets by the Seller is and has been sold or rendered, as applicable, in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller does not have any liability (and there is no basis for any present or future proceeding) for replacement or repair thereof or other damages, liabilities, or obligations in connection therewith.

Schedule 3

Representations and Warranties of Buyer

1. Consents. The Buyer is not required to obtain the consent of any party to a contract or any governmental entity in connection with the execution, delivery, or performance by it of this agreement or the consummation of the transactions contemplated in this agreement.

2. Litigation. There are no claims or suits pending or, to the Buyer’s knowledge, threatened by or against the Buyer. There are no judgments, decrees, orders, writs, injunctions, rulings, decisions, or awards of any court or governmental body to which the Buyer is a party or is subject.

3. Organization And Standing; Certificate And Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

4. Consulting Agreements. Buyer has entered into a consulting agreement with ROAR LLC and ADL1 LLC pursuant to which such consultants will receive 4,000,000 and 5,500,000 shares of Buyer’s Common Stock, respectively as full payment of all services, copies of which are attached as Exhibits A and B, respectively.

5. Stock Purchase Agreement. Buyer has executed an agreement, attached as Exhibit C, with ADL1 LLC to purchase 20,000,000 shares of common stock of Buyer according to specific tranche dates.